SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            June 24, 1998

                         ROYAL OAK MINES INC.
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)

                   Commission File Number 1-4350

ONTARIO, CANADA                                 98-0160821
-------------------------------                 -------------------------------
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                  No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                          98033
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(Address of principal executive offices)        (Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code

Item 5.   Other Events

     On June 24, 1998, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]


              FOR IMMEDIATE RELEASE FROM KIRKLAND

                         June 24, 1998

            Royal Oak Closes Senior Secured Financing

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today that it has closed the previously announced US$120 million financing in the form of Senior Secured Notes arranged by Trilon Financial
Corporation of Toronto.

Funds will be dispersed to the majority of the Company's trade creditors immediately.

Royal Oak commenced production on the "A" line of the Kemess mill on May 19 and started feeding ore to the "B" line on June 14, a few days ahead of schedule. Commissioning and operations are proceeding as planned and concentrate is being shipped from site.

Royal Oak plans to hold a conference call on Wednesday, July 8, 1998 at 2:30 p.m. Toronto time (11:30 a.m. Pacific time) to present an update on the status of operations at Kemess. Analysts, investors and the media are invited to call (416) 620-8863 (quoting reservation # 933641) approximately five minutes beforehand. A replay of the conference call will be available one hour after the call ends and can be accessed by dialing (416) 626-4100 (using reservation #933641) until midnight Friday, July 10, 1998.

For further information contact:        or in Europe contact:

Mr. J. Graham Eacott                    Mr. David Williamson
Vice-President, Investor Relations      David Williamson Associates Limited
Royal Oak Mines                         International Investor Relations
5501 Lakeview Drive                     15 St. Helen's Place, 3rd Floor
Kirkland, WA 98033-7314                 London, England  EC3A 6DE
Telephone:     (425) 822-8992           Telephone:     011-44-171-628-3989
Facsimile:     (425) 822-3552           Facsimile:     011-44-171-920-0563

            Internet site: http://www.royal-oak-mines.com

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        ROYAL OAK MINES INC.


Date:   June 24, 1998                   By: /s/ James H. Wood
                                        -----------------------
                                        James H. Wood
                                        Chief Financial Officer